EXHIBIT 11
                      GREENWICH AIR SERVICES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                         THREE MONTHS ENDED MARCH 31,

                                                        1997                      1996
                                             -------------------------   -------------------------
                                                              FULLY                       FULLY
                                               PRIMARY       DILUTED       PRIMARY       DILUTED

                                             -----------   -----------   -----------   -----------

Weighted average number of common
   shares outstanding                         16,742,000    16,742,000    12,057,462    12,057,462

Additional shares assuming conversion of:
   Options and warrants                          269,838       326,323       283,842       407,592

   Subordinated debentures                             0             0             0       608,718

Weighted average number of common
   shares outstanding, as adjusted            17,011,832    17,068,323    12,341,304    13,073,772
                                             ===========   ===========   ===========   ===========

Net income applicable to common stock        $ 5,606,945   $ 5,606,945   $ 2,324,716   $ 2,324,716

After-tax interest savings from conversion
   of subordinated debentures                          0             0             0        42,732
                                             -----------   -----------   -----------   -----------
Net income, as adjusted                      $ 5,606,945   $ 5,606,945   $ 2,324,716   $ 2,367,448

Earnings per common share                    $      0.33   $      0.33   $      0.19   $      0.18
                                             ===========   ===========   ===========   ===========

                                                           SIX MONTHS ENDED MARCH 31,

                                                        1997                      1996
                                             -------------------------   -------------------------
                                                              FULLY                       FULLY
                                               PRIMARY       DILUTED       PRIMARY       DILUTED

                                             -----------   -----------   -----------   -----------
Weighted average number of common
   shares outstanding                         16,681,611    16,681,611    11,843,133    11,843,133

Additional shares assuming conversion of:
   Options and warrants                          253,065       327,933       262,335       392,739

   Subordinated debentures                             0             0             0       608,718
                                             -----------   -----------   -----------   -----------
Weighted average number of common
   shares outstanding, as adjusted            16,934,676    17,009,544    12,105,468    12,844,590
                                             ===========   ===========   ===========   ===========

Net income applicable to common stock        $11,079,954   $11,079,954   $ 4,418,344   $ 4,418,344

After-tax interest savings from conversion
   of subordinated debentures                          0             0             0        85,464
                                             -----------   -----------   -----------   -----------
Net income, as adjusted                      $11,079,954   $11,079,954   $ 4,418,344   $ 4,503,808

Earnings per common share                    $      0.65   $      0.65   $      0.36   $      0.35
                                             ===========   ===========   ===========   ===========
